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                                                                    Exhibit 23.1

23.1   Consent of S. B. Hoover and Company, L.L.P.

       We consent to the reference in this Post-Effective Amendment No. 3 Form SB-2 to S. B. Hoover and Company, L.L.P. as experts in accounting and auditing and to the use in this Post-Effective Amendment No. 3 to Form SB-2 of our report dated January 25, 2003 on the consolidated statement of financial condition of TransCommunity Bankshares, Incorporated as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended.

                                           /S/ S. B. Hoover & Company, L.L.P.

April 17, 2003
Harrisonburg, Virginia